Exhibit 99.1
For Immediate Release
Tropicana in Compliance with Financial Covenants in its Credit Facility
Company Continues to Seek Amendment to Credit Agreement
     Crestview Hills, KY, December 5, 2007 — Tropicana Entertainment, LLC announced today that it has determined that it is in compliance with the covenants in its credit facility and is accordingly not in default under the agreement. The company has submitted a compliance certificate to its credit facility lenders showing that it was in compliance with all of its financial maintenance covenants as of September 30, 2007, including the leverage ratio that it previously announced it had not met in the third quarter. As of September 30, 2007, the company’s leverage ratio was 7.49 to 1 rather than 7.53 to 1, as previously reported.
     While preparing financial information requested by its lenders in connection with negotiations for an amendment to the covenants in the credit facility, the company discovered that its calculation of EBITDA, as defined in the credit facility, which is used in the leverage ratio covenant test, had not taken into account amortization of prepaid rent relating to its Evansville property. This amortization is a non-cash charge that is allowed to be added back in calculating EBITDA under the credit agreement. The amortization of prepaid rent was properly classified as a component of rent expense in the company’s statement of operations and, therefore, had not been included with other depreciation and amortization in its previous calculations of EBITDA.
     Depending on its future results, management cannot assure that the company will be in compliance with the financial ratio covenants in the credit facility as of the end of its next fiscal quarter absent additional capital contributions by its owner or additional repayments of debt prior to December 31, 2007. Accordingly, Tropicana Entertainment also confirmed today that it will continue the process of seeking to amend the financial covenants in the credit facility in order to better position the company to achieve compliance with them in future periods.
About Tropicana Entertainment
     Tropicana Entertainment, an indirect subsidiary of Tropicana Casinos and Resorts, is one of the largest privately-held gaming entertainment providers in the United States. Tropicana Entertainment owns eleven casino properties in eight distinct gaming markets with premier properties in Las Vegas, Nevada and Atlantic City, New Jersey. Additional information can be found on the Company’s website at www.tropicanacasinos.com. None of the information contained on the Company’s website shall be deemed incorporated by reference or otherwise included herein.

Forward Looking Statements
     This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements frequently contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Tropicana Entertainment. These forward-looking statements are based on current expectations and projections about future events.
     You are cautioned that forward-looking statements are not guarantees of future performance and you should not place undue reliance on them. Numerous risks and uncertainties (including those described in the filings the Company has made with the SEC), and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Such risks and uncertainties include, but are not limited to, the following factors: The effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; operating risks associated with the gaming and hospitality industries, including, among others, the cyclicality of each of them and the potential for abnormal holds at the Company’s gaming properties; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the impact on travel resulting from the insolvency of certain air carriers, increased fuel prices and security precautions; the Company’s ability to effect sales of non-strategic gaming properties at anticipated prices; access to available and reasonable financing on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the Company’s ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; and the effects of competition. Although the Company believes that its current expectations are based on reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially from its expectations. Any forward-looking statements contained in this earnings release are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update these forward-looking statements.

Contacts:
Tropicana Entertainment	Beacon Advisors
Investor Relations	Hud Englehart
859-669-1500	513-533-4800